Exhibit 21.1

S U B S I D I A R I E S

1.                                       Nasdaq Financial Products Services, Inc (incorporated in Delaware)

2.                                       Nasdaq International Marketing Initiatives, Inc (incorporated in Delaware)

3.                                       Nasdaq Canada Inc. (incorporated in Canada)

4.                                       Nasdaq Global Holdings (incorporated in Switzerland)

5.                                       Nasdaq Europe Planning Company Limited (incorporated in United Kingdom)

6.                                       Nasdaq LTDA (incorporated in Brazil)

7.                                       Nasdaq International Limited (incorporated in United Kingdom)

8.                                       The Nasdaq Stock Market Educational Foundation, Inc. (organized in Delaware)

9.                                       Nasdaq Insurance Agency LLC (organized in Delaware)

10.                                 Nasdaq Technology Services, LLC (organized in Delaware)